UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2026

OMEGA FLEX, INC.

(Exact name of registrant as specified in charter)

Pennsylvania	000-51372	23-1948942
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

451 Creamery Way

Exton, Pennsylvania 19341

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 610-524-7272

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	OFLX	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On August 12, 2026, Omega Flex, Inc. (the “Company”) issued a press release reporting its results for the six months and three months ended June 30, 2026 and announcing CE Mark approval for MediTrac® corrugated medical tubing. A copy of the earnings release issued by the Company with respect to these matters is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information set forth and incorporated by reference in this Item 2.02 is “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and the Company does not incorporate it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits:

Exhibit Number	Description
99.1	Press Release dated August 12, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OMEGA FLEX, INC.

Date: August 12, 2026	By:	/s/ Dean W. Rivest
Dean W. Rivest
Chief Executive Officer